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                                 Exhibit 23.1
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                       CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Bio-Vascular, Inc. on Form S-3 of our reports dated November 30, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Bio-Vascular, Inc. for the fiscal year ended October 31, 2001 and the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 12, 2002